UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BioCardia, Inc.
(Name of Registrant as Specified In Its Charter)

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BIOCARDIA, INC.

125 SHOREWAY ROAD, SUITE B

SAN CARLOS, CALIFORNIA 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Thursday, June 15, 2017

Dear Stockholders of BioCardia, Inc.:

Please be advised that the 2017 annual meeting of stockholders (the “Annual Meeting”) of BioCardia, Inc., a Delaware corporation, will be held on Thursday, June 15, 2017 at 9:00 a.m. Pacific Time, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050, for the following purposes, as more fully described in the accompanying proxy statement:

1.     To elect two Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

2.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

3.     To hold a non-binding vote on executive compensation;

4.     To hold a non-binding vote on the frequency of executive compensation votes; and

5.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 21, 2017 as the record date for the Annual Meeting. Only stockholders of record on April 21, 2017 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s Annual Meeting as a stockholder, follow the instructions provided in your proxy, as explained on page 3 of the proxy statement.

On or about April 28, 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2017 annual report. This Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. This proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of BioCardia, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Peter Altman, Ph.D.

President, Chief Executive Officer, and Director

Fernando L. Fernandez

Director

Richard Krasno, Ph.D.

Director

Jay M. Moyes

Director

Richard C. Pfenniger, Jr.

Director

Thomas Quertermous, M.D.

Director

Simon H. Stertzer, M.D.

Chairman of the Board

Allan R. Tessler

Director

San Carlos, California

April 28, 2017

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Nominees for Director	8
Continuing Directors	9
Director Independence	11
Board Leadership Structure	11
Family Relationships	11
Board Meetings and Committees	11
Audit Committee	12
Compensation Committee	12
Nominating and Corporate Governance Committee	13
Compensation Committee Interlocks and Insider Participation	13
Considerations in Evaluating Director Nominees	14
Stockholder Recommendations for Nominations to the Board of Directors	14
Communications with the Board of Directors	14
Code of Business Conduct and Ethics	15
Risk Oversight	15
Non-Employee Director Compensation	15
PROPOSAL NO. 1 ELECTION OF DIRECTORS	18
Nominees	18
Vote Required	18
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Fees Paid to the Independent Registered Public Accounting Firm	19
Auditor Independence	19
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	20
Vote Required	20
PROPOSAL NO. 3 NON-BINDING VOTE OF EXECUTIVE COMPENSATION	21
PROPOSAL NO. 4 NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION	22
REPORT OF THE AUDIT COMMITTEE	23
EXECUTIVE OFFICERS	24
EXECUTIVE COMPENSATION	25
Processes and Procedures for Compensation Decisions	25
Fiscal 2016 Summary Compensation Table	25
Employment Agreements	25
Potential Payments on Termination or Change of Control	26
Outstanding Equity Awards at 2016 Year-End	27
Equity Compensation Plan Information	27
Compensation Committee Report	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
RELATED PERSON TRANSACTIONS	31
Policies and Procedures for Related Party Transactions	31
Related Party Transactions	31
OTHER MATTERS	32
Section 16(a) Beneficial Ownership Reporting Compliance	32
Fiscal Year 2016 Annual Report and SEC Filings	32

-i-

BIOCARDIA, INC.

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Thursday, June 15, 2017

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders of BioCardia, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 15, 2017 at 9:00 a.m. Pacific Time, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2017 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●	the election of two Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

●	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

●	the approval, on an advisory basis, of a resolution approving the Company’s executive compensation;

●	the approval, on an advisory basis, of a resolution indicating the frequency with which the Company should hold an advisory vote on the Company’s executive compensation; and

●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of Peter Altman and Fernando L. Fernandez as Class I directors;

●	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

●	“FOR” the resolution approving our executive compensation; and

●	“EVERY THREE YEARS” for the resolution indicating how frequently the Company should hold an advisory vote on our executive compensation.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 21, 2017, the record date, may vote at the Annual Meeting. As of the record date, there were 457,682,784 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

●

Proposal No. 1: Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. “Majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. Stockholders will be given the choice to cast votes “for” or “against” the election of each director or to “abstain” from such vote. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●

Proposal No. 2: The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●

Proposal No. 3: Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

●

Proposal No. 4: The frequency that receives the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be the frequency approved on an advisory basis by the stockholders. “Plurality” means that the frequency (every year, every two years or every three years) that receives the largest number of votes cast is the frequency approved by the stockholders. Consequently, abstentions and broker non-votes will not have any effect on the vote with respect to this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 14, 2017 (have your proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;

●	returning a later-dated proxy card;

●	notifying the Secretary of BioCardia, Inc., in writing, at BioCardia, Inc., 125 Shoreway Road, Suite B, San Carlos, California 94070; or

●	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. On the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. For security reasons, stockholders should be prepared and may be required to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Altman and David McClung have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within BioCardia, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG, LLP. Your broker will not have discretion to vote on the election of directors, on the executive compensation, or on the frequency of the executive compensation advisory votes, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

BioCardia, Inc.

Attention: Secretary

125 Shoreway Road, Suite B

San Carlos, California 94070

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 1, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

BioCardia, Inc.

Attention: Secretary

125 Shoreway Road, Suite B

San Carlos, California 94070

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of our board of directors, (ii) brought before the meeting by or at the direction of our board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in our bylaws.

To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than February 15, 2018; and

●	not later than the close of business on March 16, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting; or

●	the 10th day following the day on which public disclosure of the date of such annual meeting was made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance−Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Why do you refer to a “Merger” in this Proxy Statement?

On August 22, 2016, the Company, our wholly-owned subsidiary, Icicle Acquisition Corp., a corporation formed in the State of Delaware on July 29, 2016, or the Acquisition Sub, and BioCardia Lifesciences, Inc. (at that time, named BioCardia, Inc.), entered into an Agreement and Plan of Merger, as subsequently amended on October 21, 2016, or the Merger Agreement. The Merger Agreement closed on October 24, 2016, pursuant to which Icicle Acquisition Corp. merged with and into BioCardia Lifesciences, Inc., with BioCardia Lifesciences, Inc. continuing as the surviving company, under the name BioCardia Lifesciences, Inc. Following the completion of the Merger, we changed the name of the Company from Tiger X Medical, Inc. to BioCardia, Inc.

On October 24, 2016, KPMG LLP replaced Anton & Chia, LLP as our independent registered public accounting firm. The board of directors of the Company approved the replacement of Anton & Chia, LLP with KPMG LLP as our independent registered public accounting firm.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. All of our directors other than Peter Altman are independent within the meaning of the listing standards of the NASDAQ Stock Market LLC. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2017, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/ Nominees
Peter Altman, Ph.D.	I	50	President, Chief Executive Officer and Director	2016	2017	2020
Fernando L. Fernandez (1)	I	56	Director	2016	2017	2020
Continuing Directors
Thomas Quertermous, M.D. (3)	II	65	Director	2016	2018	−
Richard Pfenniger, Jr. (2)	II	61	Director	2016	2018	−
Allan R. Tessler (1)	II	80	Director	2016	2018	−
Richard Krasno, Ph.D. (3)	III	75	Director	2016	2019	−
Jay M. Moyes (1) (2)	III	63	Director	2016	2019	−
Simon H. Stertzer, M.D. (2) (3).	III	81	Chairman of the Board of Directors	2016	2019	−

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Nominees for Director

Peter Altman, Ph.D. has served as our President and Chief Executive Officer since 2002, where he has global responsibility for the development, manufacture and marketing of our therapeutic candidates and products. He was founding Chief Executive Officer from 1999 to 2003 and board member of CareDx from 1999 to 2014, a developer of a gene based diagnostics to be used in chronic inflammatory diseases, including cardiac transplantation, coronary artery disease and systemic lupus erythematosus. He was also founding Chief Executive Officer for Lumen Therapeutics from 2004 to 2005, an early-stage pharmaceutical company. He has 30 years of experience in life science research and product development, is named inventor in 45 U.S. patents, and has authored 40 scientific publications. He received his Ph.D. in Bioengineering/Pharmaceutical Chemistry from the University of California, San Francisco and University of California, Berkeley, his Management of Technology certificate from the Walter A. Haas School of Business at the University of California, Berkeley, and both his Master of Science and Bachelor of Science in Mechanical Engineering from the Columbia University School of Engineering and Applied Sciences. Dr. Altman has been elected Fellow of the American Heart Association.

We believe that Dr. Altman possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the biotechnology, medical device and diagnostic industries and the operational insight and expertise he has accumulated as our President and Chief Executive Officer.

Fernando L. Fernandez was appointed to our board of directors immediately following the completion of our Merger in October 2016. Mr. Fernandez has served as the Vice President of Finance and Chief Financial Officer of United Data Technologies, an information technology company, since November 2016. Mr. Fernandez served as the Market Vice President and Chief Financial Officer of the Care Delivery segment of Humana, Inc., a health and well-being company, from December 2012 to October 2016. From June 2004 to December 2012, Mr. Fernandez served as the Senior Vice President of Finance and Chief Financial Officer of Continucare Corporation, a medical care service company. Mr. Fernandez spent his early career in public accounting and finance functions at other companies, including Whitman Education Group, Inc., Frost-Nevada LP, and PriceWaterhouseCoopers LLP. Mr. Fernandez holds a Bachelor of Business Administration, Accounting from the University of Miami, and is a CPA.

We believe that Mr. Fernandez possesses specific attributes that qualify him to serve as a member of our board of directors, including his expertise in accounting and finance.

Continuing Directors

Thomas Quertermous, M.D. has served on our board of directors since 2002. Dr. Quertermous is the William G. Irwin Professor of Medicine and Director of the Division of Cardiovascular Medicine at Stanford University since 1997. Dr. Quertermous came to Stanford from Vanderbilt University where he served as H.J. Morgan Professor of Medicine and Director of the Division of Cardiology. From 2006 to 2013, Dr. Quertermous served as a board member at Aviir, Inc., a company providing metabolic tests and services for the prevention and management of cardiovascular diseases. Dr. Quertermous received both a Master of Science degree in biophysics and theoretical biology and his Doctor of Medicine degree from the University of Chicago, where he also completed residency training in internal medicine. Subsequently, he served as clinical fellow in the Cardiac Unit at the Massachusetts General Hospital and completed a research fellowship in the Department of Genetics at Harvard Medical School.

We believe that Dr. Quertermous possesses specific attributes that qualify him to serve as a member of our board of directors, including his expertise in the cardiovascular, biotechnology and therapeutic development industries.

Richard C. Pfenniger, Jr. was appointed to our board of directors immediately following the completion of our Merger in October 2016. From May 2014 to February 2015, Mr. Pfenniger served as Interim Chief Executive Officer of IntegraMed America, Inc., an operator of the largest U.S. network of fertility centers. From January 2013 to May 2013, Mr. Pfenniger served as Interim Chief Executive Officer to Vein Clinics of America, Inc., a medical group specializing in the treatment of vein disease. From 2003 until October 2011, when it was acquired by Metropolitan Health, Inc., he served as Chairman of the board of directors and President and Chief Executive Officer of Continucare Corporation, a provider of primary care physician and practice management services. Mr. Pfenniger currently serves as a director on the board of directors of OPKO Health, Inc., a pharmaceutical and medical diagnostic company, since 2008; on TransEnterix, Inc., a medical device company, sine 2005; on GP Strategies, Inc., a corporate training and performance improvement company, since 2005; on Wright Investors’ Service Holdings, Inc., a financial services company, since 2015; on Vein Clinics of America, Inc., since 2015; and on IntegraMed America, Inc. since 2012. Mr. Pfenniger holds a Juris Doctor degree from the University of Florida and a Bachelor of Business Administration degree from Florida Atlantic University.

We believe that Mr. Pfenniger possesses specific attributes that qualify him to serve as a member of our board of directors, including his expertise with public companies and the healthcare industry.

Allan R. Tessler has served on our board of directors since 2012. Mr. Tessler has served as Chairman and Chief Executive Officer of International Financial Group, Inc. since 1987. He also serves as a board member of the online brokerage firm TD Ameritrade since November 2006, and as a board member of L Brands since 1987, where he is also Lead Director and Chair of the Finance Committee. Mr. Tessler has also served on the board of directors of Steel Partners Holding, since July 2009 and for Imperva Inc., since 2013. Mr. Tessler was Chief Executive Officer of Epoch Holding Corporation, an investment management company, from February 2000 to June 2004, and Chairman of its board of directors from May 1994 to December 2013; the Co-Chairman and Co-Chief Executive Officer of Interactive Data Corporation, a securities market data supplier, from June 1992 to February 2000; and a co-founder and Chairman of the board of directors of Enhance Financial Services, a public insurance holding company, from 1986 to 2001. Mr. Tessler is a member of the board of governors of the Boys & Girls Clubs of America. Mr. Tessler holds a Bachelor of Arts degree from Cornell University and a Bachelor of Laws degree from Cornell University Law School.

We believe that Mr. Tessler possesses specific attributes that qualify him to serve as a member of our board of directors, including an array of executive management and board positions he has served for publicly traded companies during his career.

Richard Krasno, Ph.D. was appointed to our board of directors immediately following the completion of our Merger in October 2016. Dr. Krasno has served as a director of Ladenburg Thalmann since March 2015, Castle Brands, Inc. since 2014, and OPKO Health, Inc. since 2017. Dr. Krasno served as the executive director of the William R. Kenan, Jr. Charitable Trust from 1999 to 2014 and, from 1999 to 2010, as president of the four affiliated funds. Prior to that, Dr. Krasno was the president of the Monterey Institute of International Studies in Monterey, California. From 2004 to 2012, Dr. Krasno also served as a director of the University of North Carolina Health Care System and served as chairman of the board of directors from 2009 to 2012. From 1981 to 1998, he served as president and chief executive officer of the Institute of International Education in New York. He also served as Deputy Assistant Secretary of Education in Washington, D.C. from 1979 to 1980. Mr. Krasno holds a Bachelor of Science from the University of Illinois and a Ph.D. from Stanford.

We believe that Mr. Krasno possesses specific attributes including his qualifications and skills, including financial literacy and expertise, his managerial experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations, which qualify him to serve as a member of our board of directors.

Jay M. Moyes has served on our board of directors since 2011. He has served on the board of directors of Puma Biotechnologies since April 2012, and on the board of directors and Chairman of the Audit Committee of Osiris Therapeutics, a biosurgical company, since May 2006. He also served as a member of the board of directors and Chairman of the Audit Committee of Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. From 2012 to 2014, Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopaedics company, and as Chief Financial Officer from 2013 to 2014. From 2008 to 2009, Mr. Moyes served as Chief Financial Officer of CareDx, a publicly traded molecular diagnostics company. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Masters of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University, and is formerly a Certified Public Accountant.

We believe that Mr. Moyes possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive background in finance and accounting in the life sciences industry.

Simon H. Stertzer, M.D. is Chairman of our board of directors and has served on our board of directors since 2002. Dr. Stertzer is a Professor of Medicine, Emeritus at the Stanford University School of Medicine, Division of Cardiovascular Medicine, and a Professor at the Stanford University Biodesign Program. He served as Assistant Resident in Medicine at New York University and later as Chief Medical Resident at New York University Division of Bellevue Hospital. Dr. Stertzer was a founder and board member of Arterial Vascular Engineering, an angioplasty balloon and stent company that went public in 1996 and was subsequently acquired by Medtronic.  Dr. Stertzer served as Director of the Catheterization Laboratory at Lenox Hill Hospital from 1971 to 1983. He was the Director of Medical Research and Director of the Cardiac Catheterization Laboratory at the San Francisco Heart Institute from 1983 until 1993. He was appointed Professor of Medicine at Stanford University in 1998, and became Professor Emeritus at Stanford University in 2011. Dr. Stertzer received his Doctor of Medicine degree from New York University. He also earned a Certificat de Physiologie from University of Paris (Sorbonne) and had a fellowship at New York University Hospital in Cardiovascular Disease. Dr. Stertzer received a Bachelor of Arts degree in Humanities from Union College.

We believe that Dr. Stertzer possesses specific attributes that qualify him to serve as Chairman of our board of directors, including his historical association with our company and his expertise in interventional cardiology and the operational experience he has accumulated in the life sciences industry.

Director Independence

We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.” Nevertheless, we expect that our board of directors will determine that all of our directors, other than Mr. Altman, qualify as “independent” directors in accordance with listing requirements of The NASDAQ Stock Market, or NASDAQ. Mr. Altman is not considered independent because he is an employee of BioCardia. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.

Board Leadership Structure

Board Structure. Our board of directors has eight authorized seats divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Two Class I directors are to be elected at the 2017 Annual Meeting to serve a three-year term expiring at the 2020 annual meeting of stockholders or until their respective successors have been elected and qualified. The Class II and Class III directors will continue to serve their respective terms until the respective 2021 and 2022 annual meetings of stockholders.

Board Leadership Structure. Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Dr. Altman serving as a director and our President and Chief Executive Officer and Dr. Stertzer serving as our Chairman. We believe that the separation of the Chairman and Chief Executive Officer positions suit the talents, expertise and experience that each of Drs. Altman and Stertzer bring to the Company.

Board Committees. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

During our fiscal year ended December 31, 2016, the board of directors held two meetings subsequent to our Merger (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors were elected or appointed subsequent to our most recent prior annual meeting of the stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of Allan Tessler, who is the chair of the committee, Jay Moyes and Fernando Fernandez, each of whom are independent in for Audit Committee purposes under the requirements of Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission (the “SEC”). Mr. Tessler is an “audit committee financial expert” as the term is defined under SEC regulations. The audit committee operates under a written charter. The functions of the audit committee include:

●	overseeing the engagement of our independent registered accounting firm;

●	reviewing our audited financial statements and discussing them with the independent registered accounting firm and our management;

●	meeting with the independent registered accounting firm and our management to consider the adequacy of our internal controls; and

●	reviewing our financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at investors.biocardia.com. During 2016, our audit committee held one meeting subsequent to the Merger.

Compensation Committee

Our compensation committee currently consists of Jay Moyes, who is the chair of the committee, Simon Stertzer and Richard Pfenniger, each of whom are independent in accordance with the NASDAQ Stock Market LLC standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter. The functions of the compensation committee include:

●

reviewing and, if deemed appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

●	determining or recommending to the board of directors the compensation of our executive officers; and

●	advising and consulting with our officers regarding managerial personnel and development.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at investors.biocardia.com. During 2016, our compensation committee held one meeting subsequent to the Merger.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Simon Stertzer, who is the chair of the committee, Thomas Quertermous and Richard Krasno, each of whom are independent in accordance with the NASDAQ Stock Market LLC standards. The nomination committee operates under a written charter. The functions of the nominating and corporate governance include:

●	establishing standards for service on our board of directors;

●	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

●	considering and making recommendations to our board of directors regarding the size and composition of the board of directors, committee composition and structure and procedures affecting directors;

●	reviewing compliance with relevant corporate government guidelines;

●	reviewing governance-related stockholder proposals and recommending Board responses; and

●

reviewing actual and potential conflicts of interest of Board members and corporate officer, other than related-party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity.

Our nominating and corporate governance committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Corporate Governance portion of our website at investors.biocardia.com. During 2016, our nominating and corporate governance held no meetings subsequent to the Merger.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been one of our officers or employees. None of our executive officers serve, or in the past have served, as a member of the compensation committee or on the board of directors of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the existing size and composition of our board of directors and certain other factors, including the character, integrity, independence, area of expertise, corporate experience, potential conflicts of interest, and other factors that the committee may consider appropriate. Our nominating and corporate governance committee relies upon various criteria for board membership, which may include, without limitation, that a candidate: be of the highest ethical character; exhibit sound business judgment; skills that are complementary to those of the existing Board; ability to assist and support management and make significant contributions to the Company’s success; and an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. Qualification and backgrounds of the directors as a whole should provide the proper breadth of knowledge, abilities and experience to appropriate composition of the board. Renomination of existing directors will not be viewed as automatic, but rather will be based on continuing qualification using the criteria set forth above.

Our nominating and corporate governance committee considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, provided that (i) any recommending stockholder must have continuously held at least 1%, of the company's fully diluted securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal, and (ii) such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Any nomination should be sent in writing to our Secretary at BioCardia, Inc., 125 Shoreway Road, Suite B, San Carlos, California 94070.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors to provide comments, to report concerns, or to ask a question, at the following address:

BioCardia, Inc.

Attention: Secretary

125 Shoreway Road, Suite B

San Carlos, California 94070

You may submit your concerns anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the BioCardia, Inc. board of directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as:

●	Product complaints

●	Product inquiries

●	New product suggestions

●	Resumes and other forms of job inquiries

●	Surveys

●	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics is available on our website at investors.biocardia.com. We intend to disclose any amendments of our code of business conduct and ethics, or waivers of its requirements for directors or executive officers, on our website.

Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through our committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to mitigate or manage them. The risk oversight process includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment and risk management. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board or directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Non-Employee Director Compensation

Cash and Equity Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2016 Plan.

In January 2017 our compensation policy for non-employee directors was established. The cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer	Equity Grant
Base Fee	$40,000	$44,000
Chairperson Fee
Chairman of the Board	25,000
Audit Committee	15,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Committee Member Fee
Audit Committee	7,500
Compensation Committee	5,000
Nominating and Corporate governance	3,750

Under our non-employee director compensation program, each non-employee director received an initial equity award in January of 2017 of either an option to purchase 267,000 shares of common stock or receive 184,000 restricted stock units which, in either case, vest over three years upon the anniversary of the grant date, subject to continued service through the vesting date. We expect additional annual equity grants may be made to our non-employee directors and that compensation for our non-employee directors will be competitive at the 50th percentile of our peer group.

Compensation for 2016

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2016:

Director	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Fernando L. Fernandez	−	−	−	−
Richard Krasno, Ph.D.	−	−	−	−
Jay M. Moyes	−	−	−	−
Richard C. Pfenniger, Jr.	−	−	−	−
Thomas Quertermous, M.D.	−	−	−	−
Simon H. Stertzer, M.D.	−	−	$14,423.06	$14,423.06
Allan R. Tessler	−	−	$1,367.14	$1,367.14

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 30, 2017.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2016.

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2016		Aggregate Number of Stock Awards Outstanding as of December 31, 2016
Fernando L. Fernandez	−		−
Richard Krasno, Ph.D.	−		−
Jay M. Moyes	217,248	(1)	−
Richard C. Pfenniger, Jr.	−		−
Thomas Quertermous, M.D.	−		−
Simon H. Stertzer, M.D.	896,244	(2)	−
Allan R. Tessler	162,941	(3)	−

(1)	Includes 217,248 shares subject to an option, which are fully vested and immediately exercisable.
(2)	Includes (i) 882,086 shares subject to an option which are fully vested and immediately exercisable and (ii) 14,158 shares subject to an option, all of which vest on June 30, 2017.
(3)	Includes 162,941 shares subject to an option, which are fully vested and immediately exercisable.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Peter Altman and Fernando Fernandez as nominees for election as Class I directors at the Annual Meeting. If elected, each of Dr. Altman and Mr. Fernandez will serve as Class I directors at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Dr. Altman and Mr. Fernandez. We expect that Dr. Altman and Mr. Fernandez will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2017.

Notwithstanding the appointment of KPMG and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of BioCardia, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of KPMG, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firms

The following table presents fees for professional audit services and other services rendered to our company by KPMG and Anton & Chia, LLP for our fiscal year ended December 31, 2016.

	KPMG	Anton & Chia, LLP
	(In Thousands)	(In Thousands)
Audit Fees (1)	$712,875	11,250
Audit−Related Fees (2)	−	−
Tax Fees (3)	−	−
All Other Fees (4)	−	−
Total Fees	$712,875	11,250

The following table presents fees for professional audit services and other services rendered to our company by KPMG and Anton & Chia, LLP for our fiscal year ended December 31, 2015.

	KPMG	Anton & Chia, LLP
	(In Thousands)	(In Thousands)
Audit Fees (1)	$222,500	20,750
Audit−Related Fees (2)	−	−
Tax Fees (3)	−	−
All Other Fees (4)	−	−
Total Fees	$222,500	20,750

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

All fees described above were pre-approved by the BioCardia Audit Committee or the Tiger X Board, as applicable.

Change in Independent Public Accounting Firm

Anton & Chia, LLP

On October 24, 2016, KPMG LLP replaced Anton & Chia, LLP as our independent registered public accounting firm. The board of directors of the Company approved the replacement of Anton & Chia, LLP with KPMG LLP as our independent registered public accounting firm.

None of the reports of Anton & Chia, LLP on our financial statements for either of the two fiscal years ended December 31, 2015 and 2014 or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, included a going concern qualification in the report of Anton & Chia, LLP.

During the Company’s two fiscal years ended December 31, 2015 and 2014, and the subsequent interim periods preceding their dismissal, there were no disagreements with Anton & Chia, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anton & Chia, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements. During the two fiscal years ended December 31, 2015 and 2014, and the interim periods preceding the engagement, and through October 24, 2016, neither the Company nor anyone on its behalf has previously consulted with KPMG LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

The Company provided Anton & Chia, LLP with a copy of the disclosures referenced above and requested that Anton & Chia, LLP furnish it with a letter addressed to the SEC stating whether they agree with the above statements. The letter was filed as Exhibit 16.1 to the Current Report on Form 8-K filed on October 27, 2016.

Representatives of Anton & Chia LLP are not expected to be present at the annual meeting.

Auditor Independence

In our fiscal year ended December 31, 2016, there were no other professional services provided by KPMG that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. We paid $712,875 in fees to KPMG for our fiscal year ended December 31, 2016.

Vote Required

The ratification of the appointment of KPMG requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PROPOSAL NO. 3

NON-BINDING VOTE OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information we’ve provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL NO. 4

NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING

VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers. By voting on this Proposal 4, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.

After careful consideration, our board of directors has determined that a non-binding vote on executive compensation that occurs triennially is the most appropriate alternative for the Company, and therefore our board of directors recommends that you vote for a three-year interval for the non-binding vote on executive compensation.

After careful consideration, the Company has determined that a frequency of every three years is consistent with the Company’s policies and practices for evaluating and determining compensation of its named executive officers as described in this proxy statement, and will allow the board of directors to engage with investors to understand any concerns about executive compensation and meaningfully implement any desired changes to the Company’s compensation policies and practices. In making this determination, the Company considered that: the Company’s compensation programs generally are designed to induce performance over a multi-year period and its cash bonus program is tied closely to the Company’s financial performance.

We understand that our stockholders may have different views as to what is the best approach for the Company,

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our board of directors in any way, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A TRIENNIAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY STOCKHOLDERS.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as defined by the listing standards of NASDAQ Stock Market LLC and required by the rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance portion of our website at investors.biocardia.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. Our independent registered public accounting firm, currently KPMG, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

●	reviewed and discussed the audited financial statements with management and KPMG;

●

discussed with A&C the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●

received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Allan Tessler (Chairman)

Jay Moyes

Fernando Fernandez

This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2017. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Peter Altman, Ph.D.	50	President, Chief Executive Officer, and Director
Richard Thomas Allen	61	Vice President of Quality
Henricus Duckers, M.D., Ph.D., FESC	49	Chief Medical Officer
David McClung	53	Vice President of Finance
Phil Pesta	51	Vice President of Operations

For a brief biography of Dr. Altman, please see “Board of Directors and Corporate Governance− Nominees for Director.”

Richard Thomas Allen has served as our Vice President of Quality since December 2015. Mr. Allen has more than 9 years of experience in quality oversight roles and technical consulting with medical device and medical technology companies. Before joining our company, Mr. Allen worked as an independent consultant from 2008 until January 2013 and from June 2015 until November 2015. His responsibilities included a range of technical consulting roles and supervisory positions for quality systems oversight of product development. From February 2013 until May 2015, Mr. Allen served as the Director of Quality Affairs for Hansen Medical Inc. He was responsible for the quality systems and oversight of manufacturing and product development. Mr. Allen earned a Bachelor of Science degree in Bioengineering from Texas A&M University and an Executive MBA from the Fuqua School of Business, Duke University.

Henricus Duckers has served as our Chief Medical Officer since 2016. He has over 19 years of experience in cardiovascular research, is named inventor in ten U.S. patents, and has authored 140 scientific publications in cardiology, neurology and cell biology. Dr. Duckers studied Medicine and Pharmacy at the University of Utecht, as well as Management in Health Care (Univ. Rotterdam). From 1992 to 1993 he completed his Ph.D. at the Rudolf Magnus Institute for NeuroScience, Cum Laude, and obtained a registration as clinical pharmacologist. He was trained as an interventional cardiologist at the Thoraxcenter Rotterdam, where, he, among other notable achievements, also supervised the molecular cardiology program.

David McClung has served as our Vice President of Finance since March 2016 and has been with the Company since September 2013.  Mr. McClung has more than 20 years of finance and accounting experience in publicly and privately financed organizations, including startup enterprises, large public companies and middle-market businesses. Before joining our company, Mr. McClung served as Director of Finance and Controller at Sonitus Medical, Inc., a privately-held non-surgical and removable hearing device company, from June 2011 to August 2013.  Prior to that, Mr. McClung served as Controller at NextWave Pharmaceuticals, Inc. a specialty pharmaceutical company acquired by Pfizer, Inc., from April 2010 to June 2011.  Mr. McClung spent his early career in public accounting and finance functions at other companies, including Matson Navigation, Inc., The Clorox Company and KPMG LLP.  Mr. McClung earned a Bachelor of Arts degree in Accounting from Georgia State University, graduating with honors. He is an actively licensed CPA and member of the AICPA and the California Society of CPAs.

Phil Pesta has served as our Vice President, Operations since July 2011. Mr. Pesta has more than 19 years of experience in the medical device industry, primarily in manufacturing and operations roles. Before joining our company, Mr. Pesta was with Boston Scientific. He was most recently responsible for developing the operations transfer plan for the divestiture of their neurovascular division to Stryker Corporation. Prior to that, Mr. Pesta held simultaneous roles as Director of Engineering at Boston Scientific’s electrophysiology division and Plant Manager at the embolic protection division. Earlier in his career, Mr. Pesta held positions in project management and manufacturing engineering at other companies, including Conceptus, Novare Surgical Systems, Medtronic Anneurx and Modified Polymer Components. He has facilitated the commercial launch of multiple products and is listed as an inventor on three U.S. patents. Mr. Pesta earned a Bachelor of Arts Degree in General Design Studies from San Jose State University.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Fiscal 2016 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total($)
Peter Altman, Ph.D.	2016	233,630.68	124,000.00	(2)	−	1,622,703.49	−	1,980,334.17
President, Chief Executive Officer, and Director
Henricus Duckers	2016	66,455.55	16,875.00	(2)	−	376,747.35	149,636.11	609,714.01
Chief Medical Officer
Richard Thomas Allen	2016	203,388.46	43,125.00	(2)	−	254,859.55	−	501,343.01
Vice President of Quality Assurance

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 30, 2017.

(2)	This amount was earned in in the fiscal year ending December 31, 2016, but was not paid until 2017.

Employment Agreements

Peter Altman

We have not entered into an employment agreement with Dr. Altman. Accordingly, he is employed on an at-will basis. Dr. Altman’s current annual base salary is $310,000 and he is eligible for an annual bonus equal to 40% of his base salary.

Dr. Altman is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Henricus Duckers

We have not entered into an employment agreement with Dr. Duckers. Accordingly, he is employed on an at-will basis. Dr. Duckers’s current annual base salary is $270,000 and he is eligible for an annual bonus equal to 25% of his base salary.

Dr. Duckers is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Richard Thomas Allen

We have not entered into an employment agreement with Mr. Allen. Accordingly, he is employed on an at-will basis. Mr. Allen’s current annual base salary is $230,000 and he is eligible for an annual bonus equal to 25% of his base salary.

Mr. Allen is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Potential Payments on Termination or Change of Control

We entered into change of control and severance agreements with each of our named executive officers, effective as of the completion of our Merger. Under each of these agreements, if, within the period three months prior to and 12 months following a “change of control” (such period, the change in control period), we terminate the employment of the applicable employee other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s change of control and severance agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 150% for Mr. Altman, 100% for Mr. Allen, and 100% for Mr. Duckers, (ii) a lump sum payment equal to the following percentage of the employee’s target annual bonus: 150% for Mr. Altman, 100% for Mr. Allen, and 100% for Mr. Duckers, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 18 months for Mr. Altman, 12 months for Mr. Allen and 12 months for Mr. Duckers, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.

Additionally, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable employee other than for cause, death or disability, or the employee resigns for good reason and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 100% for Mr. Altman, 50% for Mr. Allen, and 50% for Mr. Duckers, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 12 months for Mr. Altman, 6 months for Mr. Allen and 6 months for Mr. Duckers, and (iii) the employee’s outstanding unvested equity awards will vest as to an additional 24 months for Mr. Altman, 12 months for Mr. Allen and 12 months for Mr. Duckers.

Pursuant to the change of control and severance agreements, in the event any payment or benefit provided to our named executive officers would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the applicable employee will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Outstanding Equity Awards at 2016 Year-

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers as of December 31, 2016:

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter Altman	6/19/2008	941,894	−	0.15	6/19/2018		−
	4/10/2010	81,460	−	0.15	4/10/2020	−	−
	7/5/2014	2,302,702	1,508,668	0.15	7/5/2024	−	−
	8/19/2016	605,004	13,915,094	0.15	8/19/2026	−	−

Henricus Duckers	8/9/2016	−	1,941,738	0.15	8/9/2026	−	−
	8/19/2016	63,474	1,459,919	0.15	8/19/2026	−	−

Richard Thomas Allen	8/9/2016	319,568	958,706	0.15	8/9/2026	−	−
	8/19/2016	43,154	992,558	0.15	8/19/2026	−	−

			–

(1)	Information for this table is depicted on an award-by-award basis unless the exercise price and expiration date are identical.
(2)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2016. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	41,903,728	$0.15	15,408,528
Equity compensation plans not approved by stockholders	–	–	–
Total	41,903,728	$0.15	15,408,528

(1)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying DSUs or RSUs, which have no exercise price.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Jay Moyes (Chairman)

Simon Stertzer

Richard Pfenniger

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of December 31, 2016 there were 457,575,631 shares of Common Stock outstanding. The following table sets forth information with respect to the beneficial ownership of our Common Stock, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted below, the address of each person listed on the table is c/o BioCardia, Inc., 125 Shoreway Road, Suite B, San Carlos, CA 94070.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders:
Entities affiliated with Stertzer Family Trust (1)	43,483,235	9.49%
Sabiah Ltd. (2)	27,065,159	5.92%
Frost Gamma Investments Trust (3)	130,503,835	28.52%
OPKO Health, Inc.	24,252,769	5.30%
Entities affiliated with Gerald P. Peters (4)	28,131,315	6.15%

Named Executive Officers and Directors:
Peter Altman, Ph.D. (5)	14,258,069	3.08%
Henricus Duckers	222,148	*
Richard Thomas Allen	630,383	*
Fernando L. Fernandez	−	−
Richard Krasno	−	−
Jay M. Moyes (6)	188,129	*
Richard C. Pfenniger, Jr.	600,000	*
Thomas Quertermous, M.D.	1,305,466	*
Simon H. Stertzer, M.D. (7)	43,483,235	9.49%
Allan R. Tessler (8)	9,938,197	2.17%
All directors and executive officers as a group (10 people)	70,625,627	15.17%

*     Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 31,039,310 shares of Common Stock held by the Stertzer Family Trust, (ii) 4,916,171 shares of our Common Stock held by Windrock Enterprises L.L.C., (iii) 1,258,925 shares of our Common Stock held by the Stertzer Gamma Trust, (iv) 5,386,743 shares our Common Stock held by Stertzer Holdings LLC, and (v) 882,086 shares subject to options that are vested and exercisable within 60 days of April 21, 2017, held by Dr. Stertzer. Dr. Stertzer and his spouse are co-trustees of the Stertzer Family Trust, and sole members and managers of Windrock Enterprises L.L.C., and share voting and dispositive control over the shares held by the Stertzer Family Trust and Windrock Enterprises L.L.C. Dr. Stertzer is the grantor of the Stertzer Gamma Trust and may be deemed to have voting and dispositive control over the shares held by the Stertzer Gamma Trust. Dr. Stertzer may be deemed to have voting and dispositive control over the shares held by Stertzer Holdings LLC.

(2)

Luis M de la Fuente, his wife and child are the stockholders of Sabiah Ltd. and share voting and dispositive control over the shares held by Sabiah Ltd. The address for this entity is P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(3)

Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. The address for these entities is 4400 Biscayne Boulevard, Suite 1500, Miami, Florida 33137.

(4)

Consists of (i) 9,296 shares of our Common Stock held by Gerald P. Peters, (ii) 9,664,629 shares of our Common Stock held by The Peters Corporation, (iii) 3,613,351 shares of our Common Stock held by the Peters Family Art Foundation, (iv) 5,778,011 shares of our Common Stock held in the Kathleen K. Peters & Gerald P. Peters III Revocable Trust UTA dtd. Sept. 29, 2008, (v) 8,290,038 shares of our Common Stock held in an account for the benefit of Mr. Peters, and (vi) 775,990 shares of our Common Stock held in an account for the benefit of his spouse. Gerald P. Peters, President, Chief Executive Officer and Financial & Fiscal Officer of the Peters Family Art Foundation may be deemed to have voting and dispositive control over the shares held by the Peters Family Art Foundation. The address for the Peters Family Art Foundation is P.O. Box 2437, Santa Fe, NM 87504. Mr. Peters may be deemed to have voting and dispositive control over the shares held by The Peters Corporation.

(5)	Consists of 8,338,109 shares of our Common Stock held by Dr. Altman and 5,919,960 shares subject to options vested and exercisable within 60 days of April 21, 2017.
(6)	Consists of 79,505 shares of our Common Stock and 108,624 shares subject to options held by Mr. Moyes that are vested and exercisable within 60 days of April 21, 2017.

(7)

Consists of (i) 31,039,310 shares of Common Stock held by the Stertzer Family Trust, (ii) 4,916,171 shares of our Common Stock held by Windrock Enterprises L.L.C., (iii) 1,258,925 shares of our Common Stock held by the Stertzer Gamma Trust, (iv) 5,386,743 shares our Common Stock held by Stertzer Holdings LLC, and (v) 882,086 shares subject to options, held by Dr. Stertzer that are vested and exercisable within 60 days of April 21, 2017. Dr. Stertzer and his spouse are co-trustees of the Stertzer Family Trust, and sole members and managers of Windrock Enterprises L.L.C., and share voting and dispositive control over the shares held by the Stertzer Family Trust and Windrock Enterprises L.L.C. Dr. Stertzer is the grantor of the Stertzer Gamma Trust and may be deemed to have voting and dispositive control over the shares held by the Stertzer Gamma Trust. Dr. Stertzer may be deemed to have voting and dispositive control over the shares held by Stertzer Holdings LLC.

(8)

Consists of (i) 162,941 shares subject to options held by Mr. Tessler that are exercisable within 60 days of April 21, 2017, (ii) 6,965,106 shares of our Common Stock held by ART/FGT Family Limited Partnership, (iii) 1,405,075 shares of our Common Stock held by International Financial Group, and (iv) 1,405,075 shares of our Common Stock held by The Tessler Family Limited Partnership. Mr. Tessler and his spouse are limited partners of the ART/FGT Family Limited Partnership and share voting and dispositive control over the shares held by the ART/FGT Family Limited Partnership. The address for the ART/FGT Family Limited Partnership is 2500 Moose Wilson Road, Wilson, Wyoming 83014. Mr. Tessler may be deemed to have voting and dispositive control over the shares held by the Tessler Family Limited Partnership and International Financial Group.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of this policy.

Related Party Transactions

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have granted stock options to our named executive officers and certain of our directors. See the section titled “Executive Compensation−Outstanding Equity Awards at 2016 Year-End” for a description of these stock options.

We have entered into employment agreements with certain of our executive officers that, among other things, provides for certain severance and change in control benefits. See the section titled “Executive Compensation−Potential Payments upon Termination or Change of Control.”

We have entered into change of control and severance agreement with certain of our executive officers that provides for certain severance and change in control benefits. See the section titled “Executive Compensation−Potential Payments upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2016, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of one late Form 4 filing by Simon Stertzer.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financials & Filings portion of our website at investors.biocardia.com and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to BioCardia, Inc., Attention: Secretary, 125 Shoreway Road, Suite B, San Carlos, California 94070.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Carlos, California

April 28, 2017

BIOCARDIA INC, SUITE B
125 SHOREWAY RD
SAN CARLOS, CA 94070

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Peter A. Altman, Ph.D. 02 Fernando L. Fernandez

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as our independent public accounting firm for the year ending December 31, 2017.	☐	☐	☐
3. To approve, on an advisory basis, of a resolution approving the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 years	2 years	1 year	Abstain
4. To approve, on an advisory basis, of a resolution indicating the frequency with which the Company should hold an advisory vote on the Company's executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

BIOCARDIA INC
Annual Meeting of Shareholders
June 15, 2017 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Peter Altman and David McClung, or either of them, as proxies, each with the power to appoint such individual's substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BIOCARDIA INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM, PDT on June 15, 2017, at the offices of Wilson, Sonsini, Goodrich & Rosati located at 650 Page Mill Road, Palo Alto, CA 94304, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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